Exhibit 99.1

News Release

Media Contacts:	Doug Kline/Ralph Richardson Sempra Energy (877) 866-2066 www.sempra.com

Financial Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY ANNOUNCES
SECOND-QUARTER 2003 EARNINGS

SAN DIEGO, Aug. 7, 2003 -- Sempra Energy today reported unaudited second-quarter 2003 earnings of $116 million, or $0.55 per diluted share, compared with $147 million, or $0.71 per diluted share, for the same period of 2002.

Second-quarter 2002 earnings included a $25 million, or $0.12 per diluted share, after-tax benefit at San Diego Gas & Electric (SDG&E) from the favorable resolution of tax issues from prior years and an extraordinary gain of $2 million, or $0.01 per diluted share, related to Sempra Energy Trading's acquisition of the metals business.

Year-to-date, Sempra Energy reported earnings of $204 million, or $0.98 per diluted share, in 2003, compared with $293 million, or $1.42 per diluted share, during the first six months of 2002.

Year-to-date 2003 results reflect the $45 million, or $0.21 per diluted share, negative effects of implementing new accounting principle EITF 02-3. The components of this non-cash reduction in earnings consist of $29 million, or $0.14 per diluted share, reflected as a cumulative-effect adjustment at Dec. 31, 2002, and an additional $16 million, or $0.07 per diluted share, for the year-to-date effect of the change. EITF 02-3 eliminated mark-to-market accounting for certain commodity-trading assets, changing the timing for revenue recognition.

Revenues for Sempra Energy rose 20 percent to $1.8 billion in the second quarter 2003 from $1.5 billion in the second quarter 2002. Increased revenues during the second quarter this year resulted from higher commodity prices, primarily at Sempra Energy Utilities, and from SDG&E's resuming the purchase of a portion of its power requirements in 2003.

Earnings Outlook

The company expects reported 2003 earnings-per-share to be in the range of $2.70 to $2.90.

"Our businesses remain on track to meet our operating expectations for the year," said Stephen L. Baum, chairman, president and chief executive officer of Sempra Energy. "Our new guidance is on a reported per-share basis. It reflects an anticipated favorable resolution of tax issues that are expected to more than offset the cumulative effect of mandated accounting changes."

Baum said the new earnings guidance reflects the effect of several non-cash items, including the previously identified cumulative effect of $0.14 per diluted share related to EITF 02-3. In addition, in the third quarter 2003, the company will adopt FASB Interpretation No. 46 (FIN 46), requiring the consolidation of its variable interest entities. The adoption of FIN 46 is expected to result in a non-cash cumulative downward adjustment to earnings of approximately $0.14 per diluted share. The anticipated favorable resolution of tax issues relates primarily to utility balancing accounts.

Sempra Energy Utilities

Sempra Energy Utilities contributed net income of $78 million in the second quarter 2003, compared with net income of $102 million in the second quarter last year. Second-quarter 2002 earnings included the $25 million tax benefit at SDG&E.

Net income at both SDG&E and Southern California Gas Co. (SoCalGas) were negatively impacted by the end of merger savings allocated to shareholders. From 1998, when Sempra Energy was formed, through 2002, both utilities benefited from sharing in savings from the merger.

SDG&E reported net income in the second quarter 2003 of $41 million, down from $51 million for the same period in 2002. Absent the $25 million tax benefit, SDG&E's net income improved primarily due to increased revenues from electric distribution and transmission operations.

Net income for SoCalGas decreased in the second quarter 2003 to $37 million from $51 million in the same period in 2002, due to the loss of sharing merger savings and higher operating expenses.

Sempra Energy Trading

Sempra Energy Trading reported net income of $35 million for the second quarter 2003, up 67 percent from $21 million in the year-earlier period, as trading volumes and margins improved, with significant gains in natural gas and oil trading.

Excluding the EITF 02-3 quarterly impact of $7 million, Sempra Energy Trading's second-quarter 2003 earnings would have been $42 million.

"The fundamentals of our trading operation remain solid," said Baum. "During the second quarter, the volume of our customer transactions grew, demonstrating the strength of this business in both volatile and stable commodity markets. We focus on a short-dated portfolio of customer contracts that convert into cash relatively quickly -- the majority in less than one year. "

Sempra Energy Resources

Sempra Energy Resources, the wholesale power-generation subsidiary of Sempra Energy, reported net income of $5 million in the second quarter 2003, compared with $34 million in the second quarter 2002. Lower 2003 second-quarter earnings were primarily related to the requirements of its contract with the California Department of Water Resources (CDWR).

"Under our contract with the CDWR, a substantial portion of the power deliveries are scheduled for the second half of the year, so we are on track at Sempra Energy Resources to reach our 2003 target of $55 million to $65 million," Baum said.

Sempra Energy Resources has brought online three new, state-of-the-art power plants operating in Arizona, California and Mexico, representing a combined total of about 1,500 megawatts, producing power to help meet the energy needs of the Pacific Southwest. An additional generating unit of 625 megawatts at the Arizona power plant is scheduled to be operational by December 2003.

Sempra Energy Resources received two favorable regulatory and court rulings, one by the Federal Energy Regulatory Commission June 25, 2003, and another by the California Superior Court May 20, 2003, upholding the company's 10-year contract with the CDWR.

In another positive ruling for the company, a U.S. District Court decision July 9, 2003, allowed for the continued import of power into the United States from Sempra Energy Resources' Termoelectrica de Mexicali 600-megawatt natural gas-fueled power plant in Mexico. The plant is designed to be one of the cleanest in North America.

Baum said the company expects to prevail in any appeals of these matters.

Sempra Energy International

For the second quarter of 2003, Sempra Energy International's net income rose to $18 million from $9 million during the same quarter in 2002, primarily due to the successful resolution of a dispute related to the company's South American operations.

The company continues development of two liquefied natural gas (LNG) receiving terminals in Baja California, Mexico, and Louisiana. The Baja California facility, Energia Costa Azul, has received its environmental permit from Mexican regulators and two other key permits -- one for operations and, the other, for local land use -- are expected to be granted in the third quarter 2003. The Louisiana terminal, Cameron LNG, also is in the permitting phase and is expected to receive final regulatory approvals by the end of the year. Energia Costa Azul and Cameron LNG are scheduled to be operational by 2006 and 2007, respectively.

Sempra Energy Solutions

Sempra Energy Solutions, which offers energy outsourcing and commodity services to commercial and industrial customers, recorded net income of $8 million in the second quarter 2003, compared with net income of $5 million in the same period in 2002.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with Baum; Neal E. Schmale, executive vice president and chief financial officer, Sempra Energy; Donald E. Felsinger, group president, Sempra Energy Global Enterprises; Edwin A. Guiles, group president, Sempra Energy Utilities; Frank H. Ault, senior vice president and controller, Sempra Energy; and Dennis V. Arriola, vice president of communications and investor relations, Sempra Energy. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live Webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode number 745256.

Sempra Energy (NYSE: SRE), based in San Diego, is a Fortune 500 energy services holding company with 2002 revenues of $6 billion. The Sempra Energy companies' 12,000 employees serve more than 9 million customers in the United States, Europe, Canada, Mexico, South America and Asia.

###

Sempra Energy Trading, Sempra Energy Resources, Sempra Energy International and Sempra Energy Solutions are not the same as the utilities, San Diego Gas & Electric and Southern California Gas Co.

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: national, international, regional and local economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission; capital market conditions, inflation rates and interest rates; energy and trading markets, including the timing and extent of changes in commodity prices; weather conditions; business, regulatory and legal decisions; the pace of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the company's control. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

(Dollars in millions, except per share amounts)	2003	2002	2003	2002

Operating Revenues
California utilities:
Natural gas	$ 929	$ 754	$ 2,091	$ 1,634
Electric	397	323	792	604
Other	514	411	880	725

Total	1,840	1,488	3,763	2,963

Operating Expenses
California utilities:
Cost of natural gas distributed	480	305	1,157	729
Electric fuel and net purchased power	137	79	300	140
Other cost of sales	296	206	515	338
Other operating expenses	518	475	963	890
Depreciation and amortization	149	152	297	300
Franchise fees and other taxes	57	43	113	87

Total	1,637	1,260	3,345	2,484

Operating Income	203	228	418	479
Other income - net	9	8	4	27
Interest income	10	10	22	21
Interest expense	(71)	(78)	(145)	(147)
Preferred dividends / distributions by subsidiaries	(8)	(8)	(15)	(15)

Income before income taxes	143	160	284	365
Income taxes	27	15	51	74

Income before extraordinary item and cumulative effect of
change in accounting principle	116	145	233	291
Extraordinary item, net of tax	-	2	-	2

Income before cumulative effect of change in accounting principle	116	147	233	293
Cumulative effect of change in accounting principle, net of tax	-	-	(29)	-

Net Income	$ 116	$ 147	$ 204	$ 293

Weighted-average number of shares outstanding:
Basic*	207,626	205,354	207,013	205,105

Diluted*	210,164	207,084	208,882	206,729

Income before extraordinary item and cumulative effect of
change in accounting principle per share of common stock
Basic	$ 0.56	$ 0.71	$ 1.13	$ 1.42

Diluted	$ 0.55	$ 0.70	$ 1.12	$ 1.41

Income before cumulative effect of change in accounting
principle per share of common stock
Basic	$ 0.56	$ 0.72	$ 1.13	$ 1.43

Diluted	$ 0.55	$ 0.71	$ 1.12	$ 1.42

Net income per share of common stock
Basic	$ 0.56	$ 0.72	$ 0.99	$ 1.43

Diluted	$ 0.55	$ 0.71	$ 0.98	$ 1.42

Dividends declared per share of common stock	$ 0.25	$ 0.25	$ 0.50	$ 0.50

*In thousands of shares

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS (Unaudited)

	Balance at
	June 30,	December 31,
(Dollars in millions)	2003	2002

Assets
Current assets:
Cash and cash equivalents	$ 325	$ 455
Accounts receivable	822	889
Due from unconsolidated affiliates	144	80
Deferred income taxes	77	20
Trading assets	4,853	5,064
Regulatory assets arising from fixed-price contracts and other derivatives	146	151
Other regulatory assets	90	75
Inventories	129	134
Other	137	142

Total current assets	6,723	7,010

Investments and other assets:
Fixed-price contracts and other derivatives	36	42
Due from unconsolidated affiliates	54	57
Regulatory assets arising from fixed-price contracts and other derivatives	740	812
Other regulatory assets	490	532
Nuclear-decommissioning trusts	534	494
Investments	1,446	1,313
Sundry	723	665

Total investments and other assets	4,023	3,915

Property, plant and equipment - net	7,477	6,832

Total assets	$ 18,223	$ 17,757

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 311	$ 570
Accounts payable	749	744
Income taxes payable	4	22
Trading liabilities	4,141	4,094
Dividends and interest payable	136	133
Regulatory balancing accounts - net	666	578
Regulatory liabilities	11	18
Fixed-price contracts and other derivatives	151	153
Current portion of long-term debt	204	281
Other	622	654

Total current liabilities	6,995	7,247

Long-term debt	4,214	4,083

Deferred credits and other liabilities:
Due to unconsolidated affiliate	162	162
Customer advances for construction	96	91
Post-retirement benefits other than pension	138	136
Deferred income taxes	791	800
Deferred investment tax credits	87	90
Fixed-price contracts and other derivatives	827	813
Regulatory liabilities	117	121
Regulatory liabilities arising from asset retirement obligations	241	-
Asset retirement obligations	309	-
Deferred credits and other liabilities	812	985

Total deferred credits and other liabilities	3,580	3,198

Preferred stock of subsidiaries	203	204

Mandatory redeemable trust preferred securities	200	200

Shareholders' equity	3,031	2,825

Total liabilities and shareholders' equity	$ 18,223	$ 17,757

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)

	Six months ended
	June 30,

(Dollars in millions)	2003	2002

Cash Flows from Operating Activities:
Net income	$ 204	$ 293
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary item, net of tax	-	(2)
Cumulative effect of change in accounting principle	29	-
Depreciation and amortization	297	300
Deferred income taxes and investment tax credits	(25)	(54)
Other - net	39	17
Changes in other assets	(48)	32
Changes in other liabilities	12	23
Net changes in other working capital components	248	145

Net cash provided by operating activities	756	754

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(441)	(559)
Investments and acquisitions of affiliates, net of cash acquired	(134)	(199)
Dividends received from unconsolidated affiliates	-	9
Loan to unconsolidated affiliate	(64)	-
Other - net	-	(10)

Net cash used in investing activities	(639)	(759)

Cash Flows from Financing Activities:
Common stock dividends	(104)	(102)
Issuances of common stock	50	11
Repurchases of common stock	(6)	(4)
Issuances of long-term debt	400	800
Payments of long-term debt	(339)	(303)
Decrease in short-term debt	(240)	(462)
Other - net	(8)	(18)

Net cash used in financing activities	(247)	(78)

Decrease in cash and cash equivalents	(130)	(83)
Cash and cash equivalents, January 1	455	605

Cash and cash equivalents, June 30	$ 325	$ 522

Supplemental Disclosure of Cash Flow Information:
Interest payments, net of amounts capitalized	$ 136	$ 141

Income tax payments, net of refunds	$ 94	$ 24

Supplemental Schedule of Non-cash Investing and Financing
Activities:
Acquisition of subsidiaries:
Assets acquired	$ -	$ 1,210
Cash paid	-	(199)

Liabilities assumed	$ -	$ 1,011

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,

(Dollars in millions)	2003	2002		2003		2002

Net Income:
California Utilities:
San Diego Gas & Electric	$ 41	$ 51		$ 86		$ 104
Southern California Gas	37	51		95		111

Total California Utilities	78	102		181		215

Global Enterprises:
Trading	35	21	(1)	17	(2)	63	(1)
Resources	5	34		15		31
International	18	9		25		17
Solutions	8	5		7	(2)	6

Total Global Enterprises	66	69		64		117

Financial	8	7		19		14

Parent & Other	(36)	(31)		(60)		(53)

Consolidated Net Income	$ 116	$ 147		$ 204		$ 293

(1) Includes $2 extraordinary gain
(2)	Consolidated net income includes ($29) cumulative effect of change in accounting principle. The effects to Trading and Solutions were ($28) and ($1), respectively.

	Three months ended			Six months ended
	June 30,			June 30,

(Dollars in millions)	2003	2002		2003		2002

Capital Expenditures and Investments:
California Utilities:
Southern California Gas	$ 77	$ 73		$ 135		$ 143
San Diego Gas & Electric	94	105		183		182

Total California Utilities	171	178		318		325

Global Enterprises:
Resources	87	204		171		260
Trading	5	52		12		102
International	29	22		55		47

Total Global Enterprises	121	278		238		409

Parent & Other	10	13		19		24

Consolidated Capital Expenditures and Investments	$ 302	$ 469		$ 575		$ 758

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

CALIFORNIA UTILITIES	2003	2002	2003	2002

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 514	$ 413	$ 1,073	$ 845
SoCalGas (excludes intercompany sales)	$ 812	$ 664	$ 1,810	$ 1,393

Gas Sales (BCF)	89	86	214	228
Transportation and Exchange (BCF)	113	133	247	271

Total Deliveries (BCF)	202	219	461	499

Total Gas Customers (Thousands)			6,166	6,089

Electric Sales (Millions of kWhs)	3,454	3,341	7,063	6,865
Direct Access (Millions of kWhs)	759	890	1,565	1,693

Total Deliveries (Millions of kWhs)	4,213	4,231	8,628	8,558

Total Electric Customers (Thousands)			1,289	1,268

RESOURCES

Power Sold (Millions of kWhs)	1,962	928	3,365	1,434

SOLUTIONS

Revenues (Dollars in millions)	$ 55	$ 43	$ 97	$ 81

INTERNATIONAL
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).

Natural Gas Sales (BCF)
Argentina	67	65	109	103
Mexico	10	12	19	21
Chile	-	-	1	1
Natural Gas Customers (Thousands)
Argentina			1,387	1,336
Mexico			87	79
Chile			36	35
Electric Sales (Millions of kWhs)
Peru	994	985	2,012	1,961
Chile	444	428	925	896
Electric Customers (Thousands)
Peru			724	712
Chile			488	480

SEMPRA ENERGY
Table E (Continued)

TRADING

	Three months ended			Six months ended
	June 30,			June 30,

Trading Margin (Dollars in millions)	2003	2002		2003	2002

Geographical:
North America	$ 89	$ 63		$ 151	$ 153
Europe/Asia	51	37		73	84

Total	$ 140	$ 100		$ 224	$ 237

Product Line:
Gas	$ 62	$ 50		$ 92	$ 117
Power	14	27		12	50
Oil - Crude & Products	18	1		50	40
Metals	19	25		26	29
Other	27	(3)		44	1

Total	$ 140	$ 100		$ 224	$ 237

Physical Statistics

Natural Gas (BCF/Day)	13.2	9.0		13.4	9.3
Electric (Billions of kWhs)	65.3	29.2		65.7	52.0
Oil & Liquid Products (Millions Bbls/Day)	1.9	1.8		1.7	2.1

	Fair
	Market Value
	June 30,	Scheduled Maturity (in months)

Liquidity of Net Unrealized Revenue (Dollars in millions)	2003	0 - 12	13 - 24	25 - 36	> 36

Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 354	$ 407	$ (72)	$ 12	$ 7
Prices provided by other external sources	(2)	(5)	(2)	-	5
Prices based on models and other valuation methods	26	7	5	1	13

Total OTC Fair Value (1)	378	409	(69)	13	25

Maturity of OTC Fair Value

Percentage	100.0%	108.2%	(18.2%)	3.4%	6.6%
Cumulative Percentages		108.2%	90.0%	93.4%	100.0%

Exchange Contracts (2)	$ 76	$ 19	$ 38	$ 13	$ 6

Total Net Unrealized Revenue	$ 454

(1) The present value of net unrealized revenue to be received (paid) from outstanding OTC contracts
(2) Cash (paid) received associated with open Exchange Contracts

	June 30,	March 31,	December 31,	September 30,	June 30,
Credit Quality of Unrealized Trading Assets (net of margin)	2003	2003	2002	2002	2002

Commodity Exchanges	6%	7%	3%	6%	11%
Investment Grade	71%	62%	67%	69%	69%
Below Investment Grade	23%	31%	30%	25%	20%

	Three months ended			Six months ended
	June 30,			June 30,

Risk Adjusted Performance Indicators	2003	2002		2003	2002

VaR at 95% (Dollars in millions) (1)	$ 5.6	$ 5.4		$ 7.7	$ 5.9
VaR at 99% (Dollars in millions) (2)	$ 7.9	$ 7.6		$ 10.9	$ 8.4
Risk Adjusted Return on Capital (RAROC) (3)	38%	24%		22%	29%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level